Independent Auditors' Consent



To the Shareholders and Board of Directors of Managed High Income Portfolio Inc.:

We consent to the use of our report dated April 12, 1999 for the Managed High Income Portfolio Inc.
included herein by reference and to the references to our Firm under the headings "Financial
Highlights" and "Independent Auditors" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information.




KPMG LLP


New York, New York
May 18, 1999